Exhibit 10.4

LIMITED CONTINUING GUARANTY

STATEMENTS

A.   SPAR Group, Inc., SPAR Incentive Marketing, Inc., PIA Merchandising Co., Inc., Pivotal Sales Company, National Assembly Services, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., SPAR Marketing Force, Inc., SPAR, Inc. SPAR Group International, Inc .,  and SPAR/Burgoyne Retail Services, Inc., (f/k/a Retail Information, Inc.) (jointly and severally, "Borrower") has or is about to receive a loan and may desire in the future to obtain financial accommodations from Sterling National Bank and Cornerstone Bank ("Lenders").

B.   Robert G. Brown, currently having a residence at __________________ ________________ , and William Bartels, currently having a residence at __________________ ________________ (jointly and severally "Guarantor"), have agreed to guaranty in writing the performance of all debts, liabilities and duties of the Borrower, limited as hereinafter provided, to Lenders in order to induce Lenders to render or to continue to render financial accommodations to the Borrower.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Limited Continuing Guaranty ("Guaranty") and the benefits to be received from the performance of such promises, covenants and understandings and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

LIMITED GUARANTY

ARTICLE 1.  LIMITED GUARANTY OF THE OBLIGATIONS OF THE BORROWER

Subject to the aggregate maximum limit to the Guarantor's liability under Section 1.7 hereof:

Section 1.1  Existing Obligations

The Guarantor agrees to unconditionally pay and perform on demand, all debts, liabilities, duties, representations, covenants and warranties of the Borrower to Lenders, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent, (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement) secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all costs, taxes, expenses and attorneys' fees (whether or not charged by outside counsel) incurred in connection therewith relating to or incurred in connection with the Revolving Loan and Security Agreement of even date herewith, or as it may be subsequently amended ("Loan Agreement").  Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Loan Agreement.

Section 1.2  Future Advances

The Guarantor agrees to unconditionally pay and perform on demand, future advances, loans, debts, liabilities, duties, representations, covenants and warranties of the Borrower to Lenders, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent, (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement) secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all costs, taxes, expenses and attorneys' fees (whether or not charged by outside counsel) incurred in connection with the Loan Agreement.

Section 1.3  Expenses in Preserving Interests of Lenders

The Guarantor agrees to unconditionally pay on demand, such advances made by Lenders to or for the account of the Borrower, including advances for insurance, repairs to any Collateral, taxes, and such costs incurred by Lenders (in its discretion and regardless as to whether any such advance increases the unpaid balance of the Loan or the Debt) in the discharge of any lien, security interest, encumbrance, lease, pledge or assignment whether prior to or following judgment, relating to or incurred in connection with the Loan Agreement.

Section 1.4  Obligations to Lenders Affiliates

The Guarantor agrees to unconditionally pay and perform on demand, all other debts, liabilities, duties, representations, covenants and warranties of the Borrower under the Loan Documents to any Affiliate or Participant of Lenders, whether now or in the future existing, direct, indirect or acquired by negotiation, or the result of any related derivative transaction, purchase, discount or assignment, primary or secondary, joint or several, fixed or contingent (regardless of form, existence of collateral therefor, whether guaranteed, or subject to a participation agreement), secured or unsecured, whether arising from an extension of credit, funds transfers, letter of credit, deposit relationship, or otherwise, and any amendments, extensions or renewals thereof, together with all costs, taxes, expenses and attorneys' fees (including the reasonable allocated charges of in-house counsel) incurred in connection therewith relating to or incurred in connection with the Loan Agreement.

Section 1.5  Expenses in Realizing Upon Security Interest

The Guarantor agrees to unconditionally pay, on demand, all costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lenders to preserve, collect, protect, foreclose, sell, or otherwise realize upon its security interest in any security agreement executed by the Borrower, or any indorser (other than any Lender) or guarantor (other than the Guarantor) in favor of the Lenders, whether prior to or following judgment, relating to or incurred in connection with the Loan Agreement.

Section 1.6  Expenses in Enforcing and Defending Rights

(a)           The Guarantor agrees to unconditionally pay, on demand, all costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lenders in the prosecution or defense of any action or proceeding relating to the subject matter of any agreement or instrument executed by the Borrower  or any indorser (other than any Lender) or guarantor (other than the Guarantor) of the obligations of the Borrower to Lenders, whether prior to or following judgment, relating to or incurred in connection with the Loan Agreement.

(b)           The Guarantor agrees to unconditionally pay, on demand, all costs and expenses, including reasonable attorneys fees of both outside and in-house counsel, incurred by Lenders in the prosecution or defense of any action or proceeding relating to the subject matter of any agreement or instrument executed by the Guarantor, whether prior to or following judgment, relating to or incurred in connection with the Loan Agreement or this Guaranty.

Section 1.7  Limit of Liability

Notwithstanding anything in this Guaranty to the contrary:

(a)           The liability of the Guarantor set forth in this Guaranty is not to exceed, in the aggregate, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) at any time outstanding less any payments made on account thereof by the Guarantor plus any expenses referred to in Sections 1.3, 1.5 or 1.6.

(b)           The Lender may make any required demand hereunder only following the acceleration or other maturity (whether actual or deemed) of the Revolving Loan and other Debt under the Loan Agreement.

Section 1.8  Guarantors' Right of Contribution Against Each Other.

(a)           As between themselves, each Guarantor hereby agrees with the other Guarantor as follows: (i) Mr. Brown shall have 44/72 and Mr. Bartels shall have 28/72 of the aggregate liability of the Guarantors under Article 1 of this Guaranty (each a "Proportionate Share"), which reflects the relative proportions of their approximate ownership interests in SGRP; and (ii) to the extent that a Guarantor shall have paid more than his proportionate share of any payment made under Article 1 of this Guaranty, such Guarantor shall be entitled to seek and receive contribution from and against the other Guarantor hereunder in the amount necessary to adjust the payments of each to his Proportionate Share of the aggregate payments to the Agent and Lenders (excluding for this purpose the amount of the Agent's expenses of enforcement against the Guarantors).

(b)           The Guarantors acknowledge and agree with the Agent and Lenders that the provisions of this Section shall in no way limit the obligations and liabilities of any Guarantor to the Agent or any Lender, and each Guarantor shall remain liable to the Purchasers for the full amount guarantied by the Guarantors under Section 1.7 hereof.

ARTICLE 2.  COLLATERAL SECURITY

The Guarantor acknowledges and agrees that the validity and enforceability of this Guaranty is not affected by the existence, value or condition of any collateral security for any of the provisions of Article 1.

ARTICLE 3. VARIATIONS OF THE TERMS OF
THE OBLIGATIONS OF THE BORROWER

The Guarantor acknowledges and agrees that, without notice, the performance or payment by the Borrower of any of its debts, liabilities, duties, representations, covenants and warranties may be waived, modified, accelerated, extended, compromised, renewed or subordinated (in whole or in part), or any collateral of either the Guarantor or the Borrower may be exchanged, surrendered, ignored or disposed of, and any liens or security interests may be abandoned, extended, modified or discharged, by Lenders without affecting the liability of the Guarantor in this Guaranty.  The Guarantor expressly waives any defense that Lenders, by its action or inaction, has impaired any such collateral or any rights of subrogation.  The Guarantor waives (1) the option to demand that any collateral for this Guaranty or any obligation of the Borrower to Lenders be marshaled and (2) the exercise or enforcement of any right of subrogation as long as any obligation(s) described in this Guaranty remain outstanding or unsatisfied.

ARTICLE 4.  GUARANTOR OBLIGATED TO BE INFORMED

The Guarantor has established adequate means of obtaining, on a continuing basis, all facts pertaining to the risks of this Guaranty.  The Guarantor assumes the responsibility for being and keeping itself informed of all the facts pertaining to such risks and agrees that Lenders has no duty to disclose any such facts to the Guarantor.  The Guarantor recognizes that this Guaranty imposes certain risks upon the Guarantor and that these risks may increase in the future due to changing circumstances.  Any such risks, increases in such risks, or future risks do not and will not alter the liability of the Guarantor in this Guaranty.

ARTICLE 5.  COLLATERAL FOR LIMITED CONTINUING GUARANTY

To secure this Guaranty, the Guarantor hereby pledges, sets over, assigns and grants a security interest and right of set-off to Lenders in every deposit account of the Guarantor with Lenders or its affiliates, in any other property, rights and instruments of the Guarantor which may be delivered or come into the possession, custody or control of Lenders (as such terms are defined in the Uniform Commercial Code), and such additional security interests which may be granted by the Guarantor to Lenders in any separate agreement executed between the Guarantor and Lenders.

ARTICLE 6.  CONTINUING NATURE OF GUARANTY

This Guaranty is a continuing guaranty and is not affected by any change in circumstances or events including those by which the Borrower may be deemed to be in default or breach to Lenders.  The Borrower or any co-guarantor may be released or discharged by Lenders without affecting the liability or obligations of the Guarantor.

ARTICLE 7.  FINANCIAL STATEMENTS

The Guarantor agrees to provide to Lenders such financial statements, in such form otherwise required by Lenders, on an annual basis, and at the same time as the Borrower submits its annual financial statements to Lenders.

ARTICLE 8.  NO CONDITIONS

The Guarantor agrees that this Guaranty is effective irrespective of and hereby waives notice of default, notice of dishonor, notice of protest, notice of presentment, notice of acceptance or acceptance of this Guaranty, any other suretyship or similar event, defense or claim, notice of any nonpayment, Material Adverse Effect or other Default, and any other proof, notice, claim or demand of any kind whatsoever respecting any exercise or enforcement of any right or remedy of the Agent or any Lender against any Borrower, any other person or any Collateral, in respect of any of the Debt, or otherwise under any Loan Document or applicable law.  This is a guaranty of payment, not collection.

ARTICLE 9.  RECOVERY OF PREFERENCE

The Guarantor agrees that if, at any time, all or any part of any payment previously applied by Lenders on account of this Guaranty or obligation of the Borrower must be returned by Lenders for any reason, whether by court order, administrative order, or settlement, the Guarantor remains liable for the full amount returned as if such payment had never been received by Lenders, and notwithstanding any termination by Lenders of this Guaranty or the cancellation of any instrument(s) evidencing the obligations of the Borrower.

ARTICLE 10. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

Section 10.1  Consent; Payments to Agent

The Guarantor consents to all of the terms and conditions of any and all documents, agreements or instruments evidencing the debts, liabilities, duties, representations, covenants and warranties of the Borrower to Lenders, including the Loan Agreement.  All payments made by Guarantor hereunder are to be made to Sterling National Bank, as Agent, pursuant to the Loan Agreement.

Section 10.2  Notice of Material Adverse Effect

The Guarantor agrees that so long as this Guaranty is effective, the Guarantor will notify Agent in writing of any Material Adverse Effect to the extent that it relates to the Guarantor.  Guarantor agrees to provide to Lenders such tax returns, financial information, data and documents as may be requested from time to time by Lenders.

ARTICLE 11.  NO ADVERSE ACTIONS

Each Guarantor agrees that it is not to take any action, or fail to take any action, which would render any representation, warranty, covenant or obligation of itself or the Borrower to Lenders to be untrue or incapable of performance in any material respect.

ARTICLE 12.  BINDING EFFECT

This Guaranty inures to the benefit of and is enforceable by and as to the estate, personal representatives, successors and assigns of Lenders and the Guarantor. This Guaranty is not assignable by the Guarantor without the prior written consent of Lenders.

ARTICLE 13.  NON WAIVER; AMENDMENTS

    The Guarantor agrees that no failure or delay on the part of Lenders, or its successors and assigns, in the exercise of any right, power or privilege is to operate as a waiver.  A partial exercise of any right, power, or privilege by Lenders is not to preclude any further right, power, or privilege, nor be deemed a waiver.  Any waiver or modification to this Guaranty or any other document, instrument or agreement executed by the Guarantor is to be in a writing consented to by Lenders.

ARTICLE 14.  NOTICES

Each demand, notice, or other communication by Lenders to the Guarantor or by the Guarantor to Lenders is to be deemed sent as provided in the Loan Agreement and the Guarantor consents and acknowledges that notice to the Borrower is deemed notice to Guarantor.

ARTICLE 15.  CAPTIONS

The captions and titles appearing in this Guaranty are inserted for the convenience of the parties hereto and are intended to refer to specified representations, warranties, covenants and other terms and conditions of this Guaranty.

ARTICLE 16.  ENTIRE AGREEMENT

There are no understandings, agreements, representations, warranties or covenants, express or implied, which are not specified herein, or in the other written instruments, documents, or agreements referred to in this Guaranty.  All prior oral understandings, negotiations, or agreements are deemed to be superseded by the terms of this Guaranty and such other written instruments, documents or agreements referred to in this Guaranty.

ARTICLE 17.  SEVERABILITY

In the event that any portion of this Guaranty is deemed unenforceable by a Court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this Guaranty, and all such remaining terms and conditions of this Guaranty are to continue in full force and effect.

ARTICLE 18.  JOINT AND SEVERAL LIABILITY

The terms and conditions of this Guaranty are jointly and severally binding upon all parties identified herein as the "Guarantor".

ARTICLE 19.  APPLICABLE LAW

Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply to defer to the substantive laws of another jurisdiction, shall govern the validity, construction, enforcement and interpretation of this Guaranty.

Guarantor hereby irrevocably consents to the jurisdiction of the Courts of the State of New York and their venue in the City and County of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Guaranty or the Debt, or the subject matter hereof or thereof. Guarantor hereby waives and agrees not to assert in any such suit, action or proceeding any claim that it is not personally subject to such jurisdiction, or any right to remove an action brought in State to Federal Court, or any claim that such suit, action or proceeding is in an inconvenient forum or that the venue thereof is improper.  Guarantor hereby consents that it may be served with process by the notification procedure set forth in this Guaranty to the fullest extent permitted by applicable law.

ARTICLE 20.  REPRESENTATION BY COUNSEL

The Guarantor acknowledges the opportunity to consult independent counsel of its own choice, and that it has relied upon such counsel's advice concerning this Guaranty, the enforceability and interpretation of the terms contained in this Guaranty and the consummation of the transactions and matters covered by this Guaranty. Guarantor acknowledges that it has not executed this Guaranty under duress.

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ARTICLE 21.  WAIVE JURY TRIAL

THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS GUARANTY OR RELATED DOCUMENTS AS AN INDUCEMENT TO THE ACCEPTANCE OF THIS GUARANTY.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty effective July 6, 2010.

Witness:
/s/ James R. Segreto Print Name:	/s/ Robert G. Brown ROBERT BROWN

/s/ James R. Segreto Print Name:	/s/ William H. Bartels WILLIAM BARTELS

STATE OF NEW YORK                    )
COUNTY OF WESTCHESTER        )ss:

On June 29, 2010, before me, the subscriber, a Notary Public of the State of New York, personally appeared Robert G. Brown and William H. Bartels who, I am satisfied, are the persons who signed the annexed Limited Continuing Guaranty, and having first made known to them the contents thereof, they acknowledged that they signed, sealed and delivered the same as their voluntary act and deed for the uses and purposes therein expressed.

/s/ Lawrence David Swift